     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2000
                                       REGISTRATION STATEMENT NO. 333-________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                              HAMILTON BANCORP INC.
          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  FLORIDA                                 65-0149935
       -------------------------------             ---------------------------
      (State or Other Jurisdiction of                   I.R.S. Employer
      Incorporation or Organization)                    entification No.)

                              3750 N.W. 87TH AVENUE
                              MIAMI, FLORIDA 33178
------------------------------------------------------------------------------
          (Address, Including Zip Code, of Principal Executive Offices)

                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN
------------------------------------------------------------------------------
                            (Full Title of the Plan)

                              EDUARDO A. MASFERRER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              HAMILTON BANCORP INC.
                              3750 N.W. 87TH AVENUE
                              MIAMI, FLORIDA 33178
               ---------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (305) 717-5500
               ---------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:
                            ROBERT L. GROSSMAN, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                                 (305) 579-0500

                               -------------------


                         CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                                   PROPOSED MAXIMUM            PROPOSED
           TITLE OF SECURITIES                AMOUNT TO BE          OFFERING PRICE         MAXIMUM AGGREGATE         AMOUNT OF
            TO BE REGISTERED                   REGISTERED            PER SHARE(1)          OFFERING PRICE(1)      REGISTRATION FEE
            ----------------                   ----------            ------------          -----------------      ----------------
COMMON STOCK                                     122,500            $17.50 - $17.75           $2,165,625              $571.73
  $0.10 PAR VALUE.....................           SHARES
===================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the (i) actual exercise price of $17.50 for an aggregate of 35,000 options to purchase Common Stock being registered, which have already been granted under the Hamilton Bancorp Inc. 1998 Executive Incentive Compensation Plan (the "Plan") and (ii) the actual exercise price of $17.75 for an aggregate of 87,500 options to purchase Common Stock being registered, which have already been granted under the Plan.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

---------------------
* The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's registration statement on Form S-1, registration no. 333-20435 and the Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act on March 26, 1997;

         (b) the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1999;

         (c) the Registrant's Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2000;

         (d) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since March 31, 2000; and

         (e) the description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission on March 5, 1997 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Company's Articles of Incorporation provided that the Company shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

            The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

            At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought from the Company, nor is the Company aware of any threatened litigation that may result in claims for indemnification from the Company by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None claimed.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-1 below.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 21 of June, 2000.

                           HAMITLON BANCORP INC.

                           By: /s/ EDUARDO A. MASFERRER
                               ---------------------------------------------
                           Name:   Eduardo A. Masferrer
                           Title:  Chairman of the Board, President and Chief
                                   Executive Officer

         Each person whose signature appears below hereby appoints
Eduardo A. Masferrer his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                         TITLE                                   DATE
              ---------                                         -----                                   ----

/s/ EDUARDO A. MASFERRER                Chairman of the Board, President and Chief             June 21, 2000
------------------------------------    Executive Officer
Eduardo A. Masferrer

/s/ WILLIAM ALEXANDER                   Vice Chairman and Director                             June 21, 2000
------------------------------------
William Alexander

/s/ JUAN CARLOS BERNACE                 Vice President, Principal Financial Officer            June 21, 2000
------------------------------------    and Director
Juan Carlos Bernace

                                        Director                                               June 21, 2000
------------------------------------
Ronald E. Frazier

/s/ THOMAS F. GAFFNEY                   Director                                               June 21, 2000
------------------------------------
Thomas F. Gaffney

/s/ RONALD A. LACAYO                    Director                                               June 21, 2000
------------------------------------
Ronald A. Lacayo

/s/ GEORGE A. LYALL                     Director                                               June 21, 2000
------------------------------------
George A. Lyall

/s/ BENTON L. MOYER                     Director                                               June 21, 2000
------------------------------------
Benton L. Moyer


                                  EXHIBIT INDEX

       EXHIBIT
        NUMBER                                      DESCRIPTION
       --------                                     ------------

        4.1                     Registrant's Amended and Restated Articles of Incorporation(1)

        4.2                     Registrant's Amended and Restated Bylaws(2)

        4.3                     1998 Executive Incentive Compensation Plan

        5.1                     Opinion of Greenberg Traurig, P.A.

       23.1                     Consent of Deloitte & Touche LLP

       23.2                     Consent of  Greenberg  Traurig,  P.A.  (contained  in its  opinion  filed as Exhibit 5.1 hereto)

----------------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-20435).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Amendment No. 2 to Registration Statement on Form S-1/A (Reg. No. 333-20435).




                                      II-1